UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported): November 19, 2014 (November 13, 2014)

NAVIENT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-36228	46-4054283
(State or other jurisdiction of formation)	(Commission File Number)	(I.R.S. employer Identification No.)

300 Continental Drive Newark, Delaware	19713
(Address of registrant’s principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (302) 283-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2014, Navient Corporation and certain of its subsidiaries (collectively, the “Corporation”) entered into a $10 billion asset-backed commercial paper facility (the “Facility”) with a bank group and arranged by Wells Fargo Bank, National Association. In connection with the foregoing, the Corporation paid fees of approximately $5 million. The usage fee for the Facility is 0.65 percent over the applicable funding rate. The Facility is schedule to mature in November 2017. The Facility will be used in part to finance the acquisition by the Corporation of federally guaranteed student loan portfolios, including approximately $8.5 billion of such loans from Wells Fargo Bank, National Association announced by the Corporation on November 13, 2014.

On November 13, 2014, the Corporation issued a press release announcing that it had entered into the acquisition agreement with Wells Fargo Bank, National Association. A copy of the press release is attached hereto as Exhibit 99.1.

On November 17, 2014, the Corporation issued a press release announcing that it had entered into the Facility. A copy of the press release is attached hereto as Exhibit 99.2.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	November 13, 2014 press release of the Corporation

99.2	November 17, 2014 press release of the Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION
(REGISTRANT)

Dated: November 19, 2014	By:	/s/ Mark L. Heleen
	Name:	Mark L. Heleen
	Title:	Secretary

NAVIENT CORPORATION

Form 8-K

CURRENT REPORT

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	November 13, 2014 press release of the Corporation

99.2	November 17, 2014 press release of the Corporation